SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2007

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On February 8, 2007, Sunrise Telecom Incorporated (the "Company") issued a press release regarding its preliminary unaudited financial results for the quarter ended December 31, 2006. A copy of this press release is attached as Exhibit 99.1 to this report. The Company is making forward-looking statements, including sales and gross margin expectations for the first quarter of 2007, and statements concerning Sunrise Telecom’s voluntary review of its stock option grant practices and need to restate its financial statements for the fiscal years 2001 through the present, in the press release.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 99.1 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated February 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: February 9, 2007	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on February 8, 2007 announcing preliminary unaudited financial results for the three months ended December 31, 2006.

Exhibit 99.1
Sunrise Telecom Incorporated
Richard D. Kent
Chief Financial Officer
(408) 363-8000

SUNRISE TELECOM® REPORTS $36.6 MILLION SALES FOR FOURTH QUARTER OF 2006
•	Preliminary GAAP income from operations of $5.5 million
•	First quarter 2007 sales projected between $19 million and $23 million

SAN JOSE, CA, February 8, 2007 - Sunrise Telecom® Incorporated (OTC: SRTI.PK), a leading provider of service verification equipment for telecommunications, cable broadband and Internet networks, today reported sales of $36.6 million for the fourth quarter of 2006 up 69% as compared to $21.7 million in the fourth quarter of 2005 and up 47% sequentially from $24.8 million in the third quarter of 2006. Preliminary diluted GAAP net earnings per share were $0.10. Backlog at quarter-end was $7.7 million, compared with $7.6 million at the end of the fourth quarter of 2005, and $15.9 million at the end of the third quarter of 2006. All financial information other than revenue and backlog that is presented in this release should be considered preliminary, as Sunrise Telecom has not yet completed restatements of its historical financial results that may have an impact on subsequent reported results. Further, this financial information has not been subjected to completed audit or review procedures by our independent auditor.

“2006 was a good year for Sunrise Telecom with all of our product divisions delivering impressive revenue results. Our annual sales growth exceeded 45% resulting in profitability for the full fiscal year. I am especially pleased with our fourth quarter which had the highest quarterly sales in the Company’s history,” said Sunrise Telecom President and CEO, Paul Marshall. “Our performance reflects the accelerating triple play deployments in North America as well as the solid traction in our European sales offices.”

Wireline

Wireline products group posted $13.4 million in revenues, up 107% year-over-year and 58% sequentially. Strong sales were driven by the continuing demand for Sunrise Telecom’s handheld solutions used in the access portion of the network. The order activity was broad-based including major North American and European carriers as well as the smaller independent service providers. Among the best performing products were the ADSL/ADSL2+ modules for testing triple play services and the Ethernet modules targeting corporate applications. The legacy DSL business remained strong, reflecting a steady increase in DSL subscribers by carriers in North America and abroad.

Notably, during the fourth quarter of 2006 Sunrise Telecom shipped over $3.0 million of its Home Test Toolkit (HTT), which was custom designed for a North American Regional Bell Operating Company (RBOC) to facilitate its Fiber-to-the-X (FTTX) strategy. Sunrise Telecom expects further HTT order activity based on this RBOC’s commitment to pass 8 million homes with its triple play offering by the end of 2007, up from little over 2 million households at the end of 2006. Other significant customers during the quarter included a Tier-One carrier in France and a leading US provider of natural gas and electricity.

Broadband Cable

Broadband sales were $10.8 million, representing growth of 117% year-over-year and 35% sequentially. Sales to existing customers were complemented by new account wins in North America and Europe. The leading contributor to broadband sales was the CM750™ handheld, which is used by a major North American RBOC to test video-over-fiber installation and services. “In the fourth quarter we generated sales in excess of $4 million from the CM750. We are continuing to see strong order flow this quarter, consistent with our customer’s aggressive FTTX deployment schedule,” said Paul Marshall.

Another strong contributor to broadband sales was the AT2500 spectrum analyzer driven by the continuing investment in infrastructure by cable operators and video-over-fiber by telecom carriers. Major AT2500 customers during the quarter included a North American RBOC, a tier-one US cable operator and one of the leading MSOs in Asia.

Fiber Optics

Fiber optics revenues were $7.6 million during the fourth quarter of 2006 as compared to $8.1 million in the fourth quarter of 2005 and $7.0 million in the third quarter of 2006. Sales of the modular testing platform, the Scalable Test Toolkit (STT®), for core and metro networks generated over 40% of the revenues, with handheld optical testing equipment contributing the rest. Sales of STT were especially strong in Europe, driven by the proliferation of Ethernet over SDH. Sunrise Telecom addresses this trend through its ONE module, which supports Ethernet payloads inside SONET/SDH and OTN transport lines. The Company is working on a number of opportunities with major European carriers which could potentially standardize on the STT platform.

International sales of handheld equipment were also strong during the fourth quarter of 2006. The optical testing toolkit targeting access networks was popular with European carriers as a tool for Ethernet and Fiber channel testing, while the SDH handhelds continued to generate significant demand in developing markets, including Eastern Europe and Asia.

Protocol

Protocol products generated fourth quarter 2006 revenues of $4.7 million as compared to $2.1 million in the fourth quarter of 2005 and $1.4 million in the third quarter of 2006. During the fourth quarter of 2006 Sunrise Telecom recognized over $3.0 million in revenues related to its contract with O2 Germany. Sunrise Telecom provides O2 Germany with its Traffic Analysis and Monitoring System (TAMS) comprised of 3GMaster® technology, software and multiple servers.

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)
For the Three Months Ended
Dec. 31, 2006

Selected Income Statement Data (preliminary)

Net sales	$36,559
Income from operations	$5,487
Net income	$5,292
Diluted earnings per share	$0.10
Shares outstanding (diluted)	51,646
Gross profit percentage	66%

Backlog at end of quarter	$7,669

Selected Consolidated Balance Sheet Data (preliminary)
Dec. 31, 2006

Cash and cash equivalents	$17,438
Short-term investments	4,565
Accounts receivable, net of allowance of $395	22,640
Inventories	17,466
Short-term borrowings and current portion of notes payable	181
Accounts payable	2,453
Other accrued expenses	14,246
Deferred revenue	2,894
Notes payable, less current portion	528

These results are preliminary and subject to change because they do not reflect the potential impact of expected restatements of financial results since 2001, nor has this financial information been subjected to completed audit or review procedures, by our independent auditor.

Fourth Quarter Financial Highlights

In the fourth quarter of 2006, Sunrise Telecom reported preliminary gross margin of 66%. The Company expects that its first quarter gross margins will be in the 63% to 67% range. Preliminary fourth quarter 2006 income from operations was $5.5 million, reflecting strong sales performance. Fourth quarter 2006 operating expenses increased sequentially in absolute terms, but declined as percentage of sales. The increase in operating expenses was driven by higher sales commissions, ongoing investments into R&D and approximately $0.4 million of costs related to the review of stock option grant practices.

Outlook

“Our growth last year was a direct result of Sunrise Telecom’s ability to partner with carriers to solve their unique triple play testing challenges. In 2007, we expect to see continuing strength in the North American markets related to triple play deployments. Our international sales strategy reflects the same commitment to partnering with major carriers and providing them with top quality testing solutions. Our direct sales offices in EMEA region generated over $10 million in revenues in 2006, representing 47% growth over the same period in the prior year. Sunrise Telecom is currently working on new opportunities in Europe which can provide a strong upside to the 2007 performance,” said Paul Marshall. “Our guidance reflects these considerations, as well as the seasonal weakness we typically experience in the first quarter. We currently expect first quarter 2007 sales to be in the $19 to $23 million range, representing a 16% to 40% growth rate from the first quarter of 2006.”

Stock Option Review Update

In the fourth quarter of 2006, Sunrise Telecom completed the voluntary review of its stock option grant practices. The review was initiated and conducted by Sunrise Telecom's management. Sunrise Telecom has determined that it used incorrect measurement dates with respect to the accounting for certain stock options granted in 2001 and 2002. However, the review did not find any intentional wrongdoing, falsification of documents or other misconduct by Sunrise Telecom's current executives, staff or directors. The findings were examined by the Audit Committee of Sunrise Telecom’s Board of Directors and provided to Sunrise Telecom’s independent auditor.

As a result of these findings, Sunrise Telecom will realize a one-time non-cash charge of approximately $6 million and will restate its financial statements for the fiscal years 2001 through 2005. The Company’s filings will provide further details as to the nature and amount of changes made. Sunrise Telecom is making every effort to file its restated financial statements and its past due periodic reports as promptly as possible. The Company currently expects to become current during the third quarter of 2007, although no assurance can be made can be made in that regard.

A shareholder derivative lawsuit was filed in the Superior Court of the State of California, Santa Clara County in December 2006, naming certain of the Company's current and former officers and board members as defendants.  The lawsuit alleges, among other things, that the individual defendants improperly selected stock option grant dates. The Company has not yet responded to the complaint. Additional similar complaints may be filed.

Lawsuit Against VeEx Inc.

On January 22, 2007, Sunrise Telecom filed a lawsuit in the Superior Court of the State of California, Santa Clara County against VeEx Inc, its principals, Paul Chang and Cyrille Morelle, and several other former employees of Sunrise Telecom for misappropriation of trade secrets, unfair competition, breach of contract and breach of fiduciary duty. Sunrise Telecom seeks compensatory and punitive damages, and injunctive relief.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. The Company offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling links. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors worldwide. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, sales and gross margin expectations for the first quarter of 2007, and statements concerning Sunrise Telecom’s voluntary review of its stock option grant practices and need to restate its financial statements for the fiscal years 2001 through the present. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the unknown effects of management changes; the loss of key personnel; competition from former employees; the results of Sunrise Telecom's review of its stock option grant practices and the corresponding timing for filing its restated financial statements; other accounting adjustments that may result from review of Sunrise Telecom's financial statements for the periods in question; the ramifications of Sunrise Telecom's inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including shareholder litigation and any action by the SEC; any negative tax or other implications for Sunrise Telecom resulting from accounting adjustments and other factors; and protracted litigation, which could disrupt our normal business operations. Some of these risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Forms 10-Q for the quarters ended March 31 and June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (preliminary)
(In thousands, except per share data, unaudited)

Three Months Ended Dec. 31,

2006

Net sales	$36,559
Cost of sales	12,396
Gross profit	24,163

Operating expenses:
Research and development	5,886
Selling and marketing	8,522
General and administrative	4,268
Total operating expenses	18,676

Income from operations	5,487
Other income, net	911

Income before income taxes	6,398
Income tax expense	1,106

Net income	$5,292

Earnings per share:
Basic	$0.10
Diluted	$0.10

Shares used in per share computation:
Basic	51,349
Diluted	51,646

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS (preliminary)
(In thousands, unaudited)

	Three Months Ended
	Dec. 31,		Sept. 30,		Dec. 31,
	2006		2006		2005
By Product:
Wireline access	$13,416	37%	$8,485	34%	$6,474	30%
Cable broadband	10,832	29%	8,001	32%	4,995	23%
Fiber optics	7,620	21%	6,997	28%	8,129	37%
Protocol	4,691	13%	1,364	6%	2,085	10%
	$36,559		$24,847		$21,683

	Three Months Ended
	Dec. 31,		Sept. 30,		Dec. 31,
	2006		2006		2005
By Region:
North America (United States and Canada)	$21,172	58%	$13,673	45%	$11,003	51%
Asia Pacific	3,972	11%	5,347	26%	3,471	16%
Europe/Africa/Middle East	10,312	28%	5,273	24%	6,569	30%
Latin America	1,103	3%	554	5%	640	3%
	$36,559		$24,847		$21,683

SUMMARY OF CERTAIN NONCASH EXPENSES (preliminary)
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

Three Months Ended
Dec. 31,
2006
Share based compensation:
Included in cost of sales	$10
Included in research and development	127
Included in selling and marketing	78
Included in general and administrative	33
$248

Amortization of acquisition-related intangible assets included in general and administrative	$210